Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

11  1⁄4 % Senior Notes due 2018

among

JOSEPH T. RYERSON & SON, INC.,

as Issuer,

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Dated as of December 30, 2014

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (the “Supplemental Indenture”), dated as of December 30, 2014, is by and among Joseph T. Ryerson & Son, Inc., a Delaware corporation (the “Issuer”), the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer, the Guarantors and the Trustee entered into an indenture, dated as of October 10, 2012 (the “Indenture”), relating to the Issuer’s 11  1⁄4 % Senior Notes due 2018 (the “Senior Notes”);

WHEREAS, Section 9.1(7) of the Indenture provides that the Issuer, the Guarantors and the Trustee may enter into one or more indenture supplemental to the Indenture in order to add a Guarantor in accordance with the Indenture;

WHEREAS, the Issuer, the Guarantors and the Trustee desire to enter into the Supplemental Indenture in order to add Ryerson Holding Corporation, a Delaware corporation (the “New Guarantor”), as a “Guarantor” pursuant to the Indenture;

WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Senior Notes for Foreign Account Tax Compliance Act purposes; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture, including Sections 9.6, 13.4 and 13.5, have been complied with.

NOW, THEREFORE in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the outstanding Senior Notes:

ARTICLE I.

EFFECTIVENESS AND EFFECT

Section 1.1 Effectiveness of Supplemental Indenture.

All provisions of this Supplemental Indenture shall take effect on the date hereof.

Section 1.2 Full Force and Effect.

This Supplemental Indenture supplements the Indenture and shall be part and subject to all of the terms thereof. Except as amended or waived hereby, the Indenture shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors, the Trustee and every Holder of the Senior Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 1.3 Indenture and Supplemental Indenture Construed Together.

This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 1.4 Confirmation and Preservation of Indenture.

The Indenture as supplemented, amended or waived by this Supplemental Indenture is in all respects confirmed and preserved.

ARTICLE II.

AMENDMENT OF THE INDENTURE

Section 2.1 Agreement to Guarantee.

The New Guarantor hereby agrees, jointly and severally with all of the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Senior Notes and the Indenture, on the terms and subject to the conditions set forth in the Indenture and the Senior Notes, and agrees to be bound by all applicable provisions of the Indenture and the Senior Notes as a “Guarantor” thereunder; provided, however, that the New Guarantor shall not be a “Guarantor” for purposes of the last paragraph of Section 4.9 of the Indenture.

Notwithstanding any other provision of the Indenture, New Guarantor shall not be obligated to provide any Collateral.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Counterparts.

This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 3.2 Severability.

In the event that any provision in this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.3 Headings.

The article and section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.4 Successors and Assigns.

Any covenants and agreements in this Supplemental Indenture by the Issuer, the Guarantors (including the New Guarantor) and the Trustee shall bind their successors and assigns, whether so expressed or not.

Section 3.5 GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE, SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

Section 3.6 Jurisdiction.

Section 13.8 of the Indenture is hereby incorporated by reference.

Section 3.7 Trustee.

The Trustee accepts the modifications of the trust effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

Section 3.8 Definitions.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

Section 3.9 Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Senior Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Senior Notes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

JOSEPH T. RYERSON & SON, INC., as Issuer

By:	/s/ Hans Weinburger
	Name:	Hans Weinburger
	Title:	Assistant Secretary

[Signature Page to 11 ¼ % Notes Supplemental Indenture]

RYERSON HOLDING CORPORATION

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

RCJV HOLDINGS LLC

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

RDM HOLDINGS LLC

By:	/s/ Mark Silver
	Name:	Mark Silver
	Title:	Director A

By:	/s/ Paul Zwagerman
	Name:	Paul Zwagerman
	Title:	Director B (signed in Amsterdam, The Netherlands)

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

[Signature Page to 11 ¼ % Notes Supplemental Indenture]

RYERSON INTERNATIONAL, INC.

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

RYERSON PAN-PACIFIC LLC

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

RYERSON PROCUREMENT CORPORATION

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

J.M. TULL METALS COMPANY, INC.

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

EPE, LLC

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

[Signature Page to 11 ¼ % Notes Supplemental Indenture]

TURRET HOLDING CORPORATION

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

RYERSON HOLDINGS (BRAZIL), LLC

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

TURRET STEEL INDUSTRIES, INC.

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

SUNBELT-TURRET STEEL INC.

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

[Signature Page to 11 ¼ % Notes Supplemental Indenture]

IMPERIAL TRUCKING COMPANY, LLC

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

WILCOX-TURRET COLD DRAWN, INC.

By:	/s/ Kenneth Owens
	Name:	Kenneth Owens
	Title:	Assistant Treasurer

[Signature Page to 11 ¼ % Notes Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to 11 ¼ % Notes Supplemental Indenture]